Exhibit 10.9

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of March 13, 2015 (the “Effective Date”) between SILICON VALLEY BANK, a California corporation (“Bank”), and APPIAN CORPORATION, a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Notwithstanding the foregoing, all financial calculations (whether for pricing covenants, or otherwise) shall be made with regard to Borrower only and not on a consolidated basis. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.2 Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the unpaid interest thereon, and all other outstanding Obligations relating to the Revolving Line shall be immediately due and payable.

2.3 Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, during the Draw Period, Bank shall make a one-time term loan advance available to Borrower in the amount of Ten Million Dollars ($10,000,000.00) (such advance is referred to herein as the “Term Loan Advance”). After repayment, the Term Loan Advance (or any portion thereof) may not be reborrowed.

(b) Interest Payments. Commencing on the first Payment Date of the month following the month in which the Funding Date of the Term Loan Advance occurs and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest,in arrears, on the principal amount of the Term Loan Advance at the rate set forth in Section 2.5(a).

(c) Repayment. Commencing on the Term Loan Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay the Term Loan Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest on the unpaid principal amount of the Term Loan Advance at the rate set forth in Section 2.5(a). All outstanding principal and accrued and unpaid interest under the Term Loan Advance, and all other outstanding Obligations with respect to the Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.

(d) Permitted Prepayment. Borrower shall have the option to prepay all but not less than all, of the Term Loan Advance, provided Borrower (i) delivers written notice to Bank of its election to prepay the Term Loan Advance at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance, (B) the Prepayment Premium, if any, and (C) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.

(e) Mandatory Prepayment Upon an Acceleration. If the Term Loan Advance is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance, (ii) the Prepayment Premium, if any, and (iii) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.

2.4 Overadvances. If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base, Borrower shall immediately pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.5 Payment of Interest on the Credit Extensions.

(a) Interest.

(i) Advances. Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to three-quarters of one percent (0.75%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.5(e) below.

(ii) Term Loan Advance. Subject to Section 2.5(b), the principal amount outstanding for the Term Loan Advance shall accrue interest at a floating per annum rate equal to one and one-quarter of one percent (1.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.5(e) below.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percent (5.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.5(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) Minimum Interest. In the event the aggregate amount of interest earned by Bank in connection with the Revolving Line in any calendar quarter (such period, the “Minimum Interest Period,” which period shall begin on the Effective Date and continue with each quarter thereafter until the earlier of the Revolving Line Maturity Date or the date this Agreement is terminated) is less than Four Thousand Dollars ($4,000.00) (exclusive of any fees and charges hereunder) (“Minimum Interest”), Borrower shall pay to Bank, upon demand by Bank, an amount equal to the (i) Minimum Interest minus (ii) the aggregate amount of all interest earned by Bank (exclusive of any fees and charges hereunder) in such Minimum Interest Period. The amount of Minimum Interest charged shall be prorated for any partial Minimum Interest Period. Borrower shall not be entitled to any credit, rebate, or repayment of any Minimum Interest pursuant to this Section 2.5(d) notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under this Section 2.5(d) pursuant to the terms of Section 2.7(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of this Section 2.5(d).

(e) Payment; Interest Computation. Interest is payable monthly on the Payment Date and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Eastern time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.6 Fees. Borrower shall pay to Bank:

(a) Commitment Fee. A fully earned, non-refundable commitment fee of Fifty Thousand Dollars ($50,000.00), on the Effective Date; and

(b) Anniversary Fee. A fully earned, non-refundable anniversary fee (the “Anniversary Fee”) of Twenty Five Thousand Dollars ($25,000.00) is earned as of the Effective Date and is due and payable on the earlier to occur of (i) June 10, 2015 (ii) the termination of this Agreement or (iii) the occurrence of an Event of Default; and

(c) Termination Fee. If Borrower terminates this Agreement or the Revolving Line for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee (the “Termination Fee”) in an amount equal to one-half of one percent (0.50%) of the Revolving Line if such termination is contemporaneous or substantially contemporaneous with a refinancing of the Revolving Line through a lender other than Bank; and

(d) Prepayment Premium. The Prepayment Premium, when due hereunder; and

(e) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(f) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.6 pursuant to the terms of Section 2.7(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.6.

2.7 Payments; Application of Payments; Debit of Accounts.

(a) All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b) Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c) Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off. Bank shall provide Borrower prompt written notice of debits made from any of Borrower’s deposit accounts pursuant to the terms of this clause (c) other than debits on account of principal or interest (including any debit related to payment of Minimum Interest).

3 CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents;

(b) the UK Charge Over Account from Appian UK;

(c) the Operating Documents and long-form good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Delaware, New Jersey, Virginia, and each other jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d) a secretary’s certificate of Borrower with respect to such Borrower’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(e) a certificate of a director of Appian UK attaching (i) certificate of incorporation, memorandum and articles of association, (ii) board minutes, (iii) register of charges and (iv) specimen signatures;

(f) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(g) certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(h) Intellectual Property search results and completed exhibits to the IP Agreement;

(i) the Perfection Certificate of Borrower, together with the duly executed original signature thereto;

(j) a bailee’s waiver in favor of Bank for each location where Borrower maintains property with a third party, by each such third party, together with the duly executed original signatures thereto;

(k) payment of the fees and Bank Expenses then due as specified in Section 2.6 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) timely receipt of (i) with respect to requests for Advances, an executed Transaction Report and (ii) with respect to the request for the Term Loan Advance, an executed Payment/Advance Form;

(b) the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Transaction Report and/or Payment/Advance Form, as applicable, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c) Bank determines to its reasonable satisfaction that there has not been a Material Adverse Change.

3.3 Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.4 Procedures for Borrowing.

(a) Advances. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, to obtain an Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 p.m. Eastern time on the Funding Date of the Advance. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail a completed Transaction Report executed by an Authorized Signer together with such other reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion. Bank shall credit proceeds of an Advance to the Designated Deposit Account. Bank may make Advances under this Agreement based on instructions from an Authorized Signer or without instructions if the Advances are necessary to meet Obligations which have become due.

(b) Term Loan. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan Advance set forth in this Agreement, to obtain the Term Loan Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Eastern time on the Funding Date of the Term Loan Advance. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information as Bank may request in its sole discretion. Bank shall credit proceeds of the Term Loan Advance to the Designated Deposit Account.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

All Obligations shall also be secured by the UK Charge Over Account and any and all other security agreements, mortgages or other collateral granted to Bank by Appian UK as security for the Obligations, now or in the future.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein and in the UK Charge Over Account (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and any other obligations that are expressly specified in this Agreement as surviving the termination of this Agreement) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations and any other obligations that are expressly specified in this Agreement as surviving the termination of this Agreement) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations and any other obligations that are expressly specified in this Agreement as surviving the termination of this Agreement), except for Bank Services, are satisfied in full, and (y) this Agreement and the UK Charge Over Account are terminated, Bank shall terminate the security interest granted herein and in the UK Charge Over Account upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein and in the UK Charge Over Account is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement) assuming that, with respect to the security interest granted herein by Borrower, Bank has filed a financing statement with the Secretary of State of the State of Delaware and, in the case of Collateral consisting of Intellectual Property, has filed a security agreement with the United States Patent and Trademark office and/or the United States Copyright Office, as applicable. If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate” (the “Perfection Certificate”). Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder or under the UK Charge Over Account, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.8(b). The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which Borrower owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Accounts Receivable.

(a) For each Account with respect to which Advances are requested and each Account included in the Borrowing Base, such Account shall be an Eligible Account.

(b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries which could reasonably be expected to cause a Material Adverse Change.

5.5 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6 Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.8 Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.9 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Twenty Five Thousand Dollars ($25,000.00).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) if such contested amount is in excess of Twenty Five Thousand Dollars ($25,000.00), notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes, individually or in the aggregate, in an amount greater than Twenty Five Thousand Dollars ($25,000.00) becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower in excess of Twenty Five Thousand Dollars ($25,000.00) in the aggregate, including any liability in excess of Twenty Five Thousand Dollars ($25,000.00) in the aggregate to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.10 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.11 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6 AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2 Financial Statements, Reports, Certificates. Provide Bank with the following:

(a) a Transaction Report (and any schedules related thereto) (i) with each request for an Advance, (ii) no later than Friday of every other week when a Streamline Period is not in effect and there are outstanding Obligations in connection with Advances, (iii) within thirty (30) days after the end of each month when a Streamline Period is not in effect and there are no outstanding Obligations in connection with Advances and (iv) within thirty (30) days after the end of each month when a Streamline Period is in effect;

(b) within twenty (20) days after the end of each month, (i) prepared with respect to Borrower only, (A) monthly accounts receivable agings, aged by invoice date and (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (ii) prepared on a consolidated basis with respect to Borrower and each of its Subsidiaries, (A) monthly accounts receivable agings, aged by invoice date and (B) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any;

(c) within twenty (20) days after the end of each month, (i) a Deferred Revenue report prepared with respect to Borrower only and (ii) a Deferred Revenue report prepared on a consolidated basis with respect to Borrower and each of its Subsidiaries, in the case of each of (i) and (ii), in a form acceptable to Bank; provided, however, that such reports shall not be required for any month for which there were no Obligations outstanding during the period commencing on the first day of such month through and including the date that is twenty (20) days after the last day of such month;

(d) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated operations and the consolidating operations of Borrower and each of its Subsidiaries for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Monthly Financial Statements”);

(e) within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(f) as soon as available, but no later than the earlier to occur of (i) ten (10) days after approval by Borrower’s board of directors and (ii) January 31st of each year, and contemporaneously with any updates or changes thereto, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month), and (B) annual financial projections (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections;

(g) as soon as available, and in any event within one hundred eighty (180) days following the end of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

(h) in the event that Borrower becomes subject to the reporting requirements under the Exchange Act within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(i) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(j) within thirty (30) days of receipt of notice thereof by Borrower, notice of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One Hundred Thousand Dollars ($100,000.00) or more; and

(k) other financial information reasonably requested by Bank.

6.3 Accounts Receivable.

(a) Schedules and Documents Relating to Accounts. Borrower shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Borrower’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrower’s Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, Borrower shall deliver to Bank, on its request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

(b) Disputes. Borrower shall promptly notify Bank of all disputes or claims relating to Accounts involving, individually or in the aggregate, more than One Hundred Thousand Dollars ($100,000.00). Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Default or Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.

(c) Collection of Accounts. Borrower shall direct each Account Debtor to deliver or transmit all proceeds of Accounts into a lockbox account or such other “blocked account” as specified by Bank (either such account, the “Cash Collateral Account”). Whether or not an Event of Default has occurred and is continuing, Borrower shall immediately deliver all payments on and proceeds of Accounts to the Cash Collateral Account. All amounts received in the Cash Collateral Account will be (i) applied to immediately reduce the Obligations under the Revolving Line when a Streamline Period is not in effect, or (ii) transferred to Borrower’s operating account with Bank when a Streamline Period is in effect.

(d) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower, Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.

(e) Verification. Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of Borrower or Bank or such other name as Bank may choose, and notify any Account Debtor of Bank’s security interest in such Account.

(f) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrower’s obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.

6.4 Remittance of Proceeds. Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations (a) prior to an Event of Default, pursuant to the terms of Section 2.7(b) hereof, and (b) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of One Hundred Thousand Dollars ($100,000.00) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property (other than any proceeds of the sale of worn out or obsolete Equipment referred to in the immediately preceding sentence), but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.5 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6 Access to Collateral; Books and Records. At reasonable times, on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted at Borrower’s expense and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The charge therefor shall be Eight Hundred Fifty Dollars ($850.00) per person per day (or such higher amount as shall represent Bank’s then- current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of One Thousand Dollars ($1,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.7 Insurance.

(a) Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request.

Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b) Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations.

(c) At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank twenty (20) days prior written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.

6.8 Accounts.

(a) Maintain its and all of its Subsidiaries’ depository and operating accounts and securities accounts with Bank and Bank’s affiliates; provided however Borrower’s Subsidiaries may maintain the Permitted Subsidiary Accounts.

(b) In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.9 Financial Covenant – Liquidity Ratio. Maintain at all times, subject to periodic reporting, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.25:1.0.

6.10 Protection and Registration of Intellectual Property Rights.

(a) (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b) If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall immediately provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.

(c) Provide written notice to Bank within ten (10) days of entering into or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.11 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.12 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement.

7 NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; and (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries (including Intellectual Property) in the ordinary course of business.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after such Key Person’s departure from Borrower; or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty percent (40.0%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).

Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000.00) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Twenty Five Thousand Dollars ($25,000.00) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Twenty Five Thousand Dollars ($25,000.00) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary). A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein and in the UK Charge Over Account, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8(b) hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.8, 6.9, 6.10(b), or 6.10(c), or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within thirty (30) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000.00); or (b) any breach or default by Borrower, the result of which could have a material adverse effect on Borrower’s business;

8.7 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made; or

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement, intercreditor, or other similar agreement with Bank, or any such creditor breaches any terms of any such agreement, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.

9 BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) demand that Borrower (i) deposit cash with Bank in an amount equal to at least (A) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (B) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of

Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Contracts;

(e) verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j) demand and receive possession of Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against

Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s Lien in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations and any other obligations that are expressly specified in this Agreement as surviving the termination of this Agreement) have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations and any other obligations that are expressly specified in this Agreement as surviving the termination of this Agreement) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan

Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10 NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Appian Corporation 11955 Democracy Drive, Suite 1700 Reston, Virginia 20190 Attn: Mark Lynch Email: mark.lynch@appian.com

If to Bank:	Silicon Valley Bank 275 Grove Street, Suite 2-200 Newton, Massachusetts 02466 Attn: Ms. Alicia Fuller Fax: (617) 527-0177 Email: AFuller@svb.com

with a copy to:	Riemer & Braunstein LLP Three Center Plaza Boston, Massachusetts 02108 Attn: David A. Ephraim, Esquire Fax: (617) 880-3456 Email: DEphraim@riemerlaw.com

11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12 GENERAL PROVISIONS

12.1 Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied (other than inchoate indemnity obligations any other obligations that are expressly specified in this Agreement as surviving the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement). So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date and the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.3 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.7 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the Bank shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL

RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.13 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.14 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.15 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.16 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.17 Amended and Restated Agreement. This Agreement amends and restates, in its entirety, and replaces, that certain Amended and Restated Loan and Security Agreement dated as of June 10, 2014 by and between Bank and Borrower, as amended.

13 DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, and the singular includes the plural. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Anniversary Fee” is defined in Section 2.6(b).

“Appian UK” is Appian Europe Limited, Borrower’s wholly-owned Subsidiary organized under the laws of England and Wales.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including any Credit Extension request, on behalf of Borrower.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base minus (b) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all audit fees and out-of-pocket expenses and out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank has the right, upon notice to and in consultation with Borrower, to decrease the foregoing percentage in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which could reasonably be expected to adversely affect the Collateral or its value.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Collateral Account” is defined in Section 6.3(c).

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Claims” is defined in Section 12.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is (a) any and all properties, rights and assets of Borrower described on Exhibit A and (b) the Charged Assets as defined in the UK Charge Over Account.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Advance, the Term Loan Advance, any Overadvance, or any other extension of credit by Bank for Borrower’s benefit.

“Currency” is coined money and such other banknotes or other paper money as are authorized by law and circulate as a medium of exchange.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.5(b).

“Deferred Revenue” is all amounts received or invoiced in advance of performance under contracts and not yet recognized as revenue.

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the account number ending # (last three digits) maintained by Borrower with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Draw Period” is the period of time commencing on the Effective Date through the earlier to occur of (a) June 30, 2015 and (b) an Event of Default.

“Effective Date” is defined in the preamble hereof.

“Eligible Accounts” means Accounts which arise in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment upon prior written notice to Borrower. Unless Bank otherwise agrees in writing, Eligible Accounts shall not include:

(a) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent, and Accounts that are intercompany Accounts;

(b) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

(c) Accounts with credit balances over ninety (90) days from invoice date;

(d) Accounts owing from an Account Debtor if fifty percent (50%) or more of the Accounts owing from such Account Debtor have not been paid within ninety (90) days of invoice date;

(e) Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada unless such Accounts are otherwise Eligible Accounts and are supported by a letter of credit in form and substance satisfactory to Bank or otherwise approved by Bank in writing;

(f) Accounts billed from and/or payable to Borrower outside of the United States (sometimes called foreign invoiced accounts);

(g) Accounts owing from an Account Debtor to the extent that Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise) but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(h) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(i) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(j) Accounts owing from an Account Debtor where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(k) Accounts subject to contractual arrangements between Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(l) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(m) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(n) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, Borrower, and the Account Debtor have entered into an agreement acceptable to Bank wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it owes payment for such goods in accordance with invoices from Borrower (sometimes called “bill and hold” accounts);

(o) Accounts for which the Account Debtor has not been invoiced;

(p) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of Borrower’s business;

(q) Accounts for which Borrower has permitted Account Debtor’s payment to extend beyond ninety (90) days (including Accounts with a due date that is more than ninety (90) days from invoice date);

(r) Accounts arising from chargebacks, debit memos or other payment deductions taken by an Account Debtor;

(s) Accounts arising from product returns and/or exchanges (sometimes called “warranty” or “RMA” accounts);

(t) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(u) Accounts owing from an Account Debtor with respect to which Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue) other than Deferred Revenue related solely to software license billings;

(v) Accounts owing from an Account Debtor, whose total obligations to Borrower exceed forty percent (40.0%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing; and

(w) Accounts for which Bank in its good faith business judgment determines collection to be doubtful, including, without limitation, accounts represented by “refreshed” or “recycled” invoices.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means lawful money of a country other than the United States.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c) any and all source codes;

(d) any and all design rights which may be available to such Person;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IP Agreement” is that certain Intellectual Property Security Agreement dated as of the Effective Date between Borrower and Bank, as amended, modified, supplemented and/or restated from time to time.

“Key Person” is each of Borrower’s (a) Chief Executive Officer, who is Matthew Calkins as of the Effective Date and (b) Chief Financial Officer, who is Mark Lynch as of the Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted and unencumbered cash held at such time by (i) Borrower in Deposit Accounts with Bank and (ii) Appian UK in the UK Collateral Accounts, provided that Bank has a first priority, perfected security interest in such accounts and all such cash maintained therein under all applicable laws, and (b) the Availability Amount.

“Liquidity Ratio” means a ratio of (a) Liquidity to (b) the aggregate amount of all Obligations (excluding Obligations solely in connection with Advances).

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the UK Charge Over Account, the Perfection Certificate, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Minimum Interest” is defined in Section 2.5(d).

“Minimum Interest Period” is defined in Section 2.5(d).

“Monthly Financial Statements” is defined in Section 6.2(d).

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, the Termination Fee, the Prepayment Premium, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Letters of Credit (including reimbursement obligations for drawn and undrawn Letters of Credit), cash management services, and FX Contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Overadvance” is defined in Section 2.4.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit D.

“Payment Date” is (a) with respect to the Term Loan Advance, the first (1st) Business Day of each month and (b) with respect to Advances, the last calendar day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business; and

(e) Indebtedness secured by Permitted Liens; and

(f) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate; and

(b) Investments consisting of Cash Equivalents and any other investments administered through Bank.

“Permitted Liens” are:

(a) Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Four Hundred Thousand Dollars ($400,000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(e) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and

(f) non-exclusive licenses for the use of the property of Borrower or its Subsidiaries (including Intellectual Property) in the ordinary course of business.

“Permitted Subsidiary Accounts” are (a) an account with Barclays Bank as evidenced by account number # maintained by Appian UK, (b) an account with ANZ as evidenced by account number # maintained by Appian Software Australia Pty Limited, Borrower’s wholly-owned Subsidiary organized under the laws of Australia, (c) an account with KBC France as evidenced by account number # maintained by Appian France SARL, Borrower’s wholly-owned Subsidiary organized under the laws of France, (d) an account with UBS as evidenced by account number # maintained by Appian Software Switzerland LLC, Borrower’s wholly-owned Subsidiary organized under the laws of Switzerland and (e) an account with KBC Germany as evidenced by account number # maintained by Appian Software Germany GmbH, Borrower’s wholly-owned Subsidiary organized under the laws of Germany.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Premium” shall be an additional fee, payable to Bank, with respect to the Term Loan Advance, in an amount equal to:

(a)	for a prepayment made on or prior to the first anniversary of the Funding Date, one percent (1.0%) of the principal amount of the Term Loan Advance prepaid; or

(b)	for a prepayment made after the first anniversary of the Funding Date but on or prior to the second anniversary of the Funding Date, one-half of one percent (0.50%) of the principal amount of the Term Loan Advance prepaid; or

(c)	for a prepayment made after the second anniversary of the Funding Date but prior to the Term Loan Maturity Date, zero percent (0.0%) of the principal amount of the Term Loan Advance prepaid.

“Prime Rate” is, with respect to any day, the “Prime Rate” as quoted in the Wall Street Journal print edition on such day (or, if such day is not a day on which the Wall Street Journal is published, the immediately preceding day on which the Wall Street Journal was published).

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, upon notice to and in consultation with Borrower, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or could reasonably be expected to adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or could reasonably be expected to, with notice or passage of time or both, constitute an Event of Default.

“Responsible Officer” is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“Revolving Line” is an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000.00) outstanding at any time.

“Revolving Line Maturity Date” is June 10, 2016.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, for each consecutive day in the immediately preceding month maintained a Liquidity Ratio, as determined by Bank in its discretion, of not less than 1.50:1.00 (the “Threshold Amount”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Threshold Amount, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Threshold Amount each consecutive day for two (2) consecutive months as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Threshold Amount has been achieved.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Term Loan Advance” is defined in Section 2.3 of this Agreement.

“Term Loan Amortization Date” is the Payment Date of the thirteenth (13th) month following the month in which the Funding Date of the Term Loan Advance occurs.

“Term Loan Maturity Date” is the Payment Date of the month that is thirty-five (35) months after the Term Loan Amortization Date.

“Termination Fee” is defined in Section 2.6(c).

“Threshold Amount” is defined in the definition of Streamline Period.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit C.

“Transfer” is defined in Section 7.1.

“UK Collateral Accounts” are (a) account no. GB07SVBK62100020123965, (b) account no. GB29SVBK62100020123957 and (c) account no. GB82SVBK62100020123973, each maintained by Appian UK with Bank in the United Kingdom.

“UK Charge Over Account” means that certain English law charge over account granted by Appian UK in favor of Bank dated as of the Effective Date, as amended, modified, supplemented and/or restated from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused, this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

APPIAN CORPORATION

By

Name:	Mark Lynch
Title:	CFO

BANK:

SILICON VALLEY BANK

By
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

APPIAN CORPORATION

By
Name:
Title:

BANK:

SILICON VALLEY BANK

By

Name:	Matthew Sallese
Title:	Vice President

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant, attachment, or enforcement of a security interest therein would be contrary to applicable federal law.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	APPIAN CORPORATION

The undersigned authorized officer of APPIAN CORPORATION (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                    with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that such documents are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Financial Statements with Compliance Certificate	Monthly within 30 days after the end of the month	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
10-Q, 10-K and 8-K (if Borrower is subject to Exchange Act reporting requirements)	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings (prepared both on a consolidated basis and with respect to Borrower alone)	Monthly within 20 days after the end of the month	Yes No
Deferred Revenue Report (prepared both on a consolidated basis and with respect to Borrower alone)	Monthly within 20 days after the end of the month unless there were no Obligations outstanding during the period commencing on the first day of such month through and including the 20th day after the last day of such month	Yes No

Transaction Reports

Monthly within 30 days after the end of the month when a Streamline Period is in effect or when a Streamline Period is not in effect and there are no outstanding Obligations in connection with Advances; on Friday of every other week when a Streamline Period is not in effect and there are outstanding Obligations in connection with Advances

Yes No
Annual Financial Projections	Earlier of (a) within 10 days of approval by board of directors and (b) January 31	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Liquidity Ratio (tested monthly)	≥1.25:1.0	:1.0	Yes No

Streamline Period	Required	Actual	Complies

Maintain:
Liquidity (tested monthly)	≥1.50 : 1.0	: 1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

APPIAN CORPORATION

By:
Name:
Title:

BANK USE ONLY

Received by:
AUTHORIZED SIGNER

Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

I. Liquidity Ratio (Section 6.9)

Required: ≥1.25:1.0

Actual:

A.	Amount of unrestricted and unencumbered cash held by (i) Borrower in Deposit Accounts with Bank and (ii) Appian UK in the UK Collateral Accounts, provided that Bank has a first priority, perfected security interest in such accounts and all such cash maintained therein under all applicable laws	$

B	Availability Amount	$

C.	Liquidity (line A plus line B)	$

D.	Amount of all Obligations (excluding Obligations solely in connection with Advances)	$

E.	Liquidity Coverage (line C divided by line D)

Is line E equal to or greater than 1.25:1:00?

No, not in compliance	Yes, in compliance

EXHIBIT C

Transaction Report

[EXCEL spreadsheet to be provided separately from lending officer.]

EXHIBIT D

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON EASTERN TIME

Fax To:	Date:

LOAN PAYMENT:

APPIAN CORPORATION

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number:

Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Term Loan Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Eastern Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift. Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

FIRST LOAN MODIFICATION AGREEMENT

This First Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of January 28, 2016, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and APPIAN CORPORATION, a Delaware corporation, with its principal place of business at 11955 Democracy Drive, Suite 1700, Reston, Virginia 20190 (“Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 13, 2015, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of March 13, 2015, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, (a) the Collateral as defined in the Loan Agreement and (b) the Intellectual Property Collateral as defined in a certain Intellectual Property Security Agreement dated as of March 13, 2015 between Bank and Borrower (as amended, the “IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	Notwithstanding any terms in the Loan Agreement to the contrary, Borrower shall not be required to pay the Prepayment Premium pursuant to Section 2.3(d) of the Loan Agreement in connection with the refinancing of the Term Loan Advance pursuant to the new Section 2.3.1 of the Loan Agreement set forth below.

2	The Loan Agreement shall be amended by inserting the following new Section 2.3.1, appearing immediately after Section 2.3 thereof:

“ 2.3.1 Second 2015 Term Loan.

(a) Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, on the First LMA Effective Date, Bank shall make a one-time term loan advance available to Borrower in the amount of Twenty Million Dollars ($20,000,000.00) (such advance is referred to herein as the “Second 2015 Term Loan Advance”). Borrower shall be required to use the proceeds of the Second 2015 Term Loan Advance to pay in full all obligations and liabilities of Borrower to Bank in connection with the Term Loan Advance, and Borrower hereby authorizes Bank to apply proceeds of the Second 2015 Term Loan Advance (internally, without actually providing such funds to Borrower) to such obligations and liabilities in connection therewith as part of the funding process. After repayment, the Second 2015 Term Loan Advance (or any portion thereof) may not be reborrowed.

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(b) Interest Payments. Commencing on the first Payment Date of the month following the month in which the Funding Date of the Second 2015 Term Loan Advance occurs and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of the Second 2015 Term Loan Advance at the rate set forth in Section 2.5(a)(iii).

(c) Repayment. Commencing on the Second 2015 Term Loan Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay the Second 2015 Term Loan Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest on the unpaid principal amount of the Second 2015 Term Loan Advance at the rate set forth in Section 2.5(a). All outstanding principal and accrued and unpaid interest under the Second 2015 Term Loan Advance, and all other outstanding Obligations with respect to the Second 2015 Term Loan Advance, are due and payable in full on the Second 2015 Term Loan Maturity Date.

(d) Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Second 2015 Term Loan Advance, provided Borrower (i) delivers written notice to Bank of its election to prepay the Second 2015 Term Loan Advance at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the Second 2015 Term Loan Advance, (B) the Second 2015 Term Loan Prepayment Premium, if any, and (C) all other sums, if any, that shall have become due and payable with respect to the Second 2015 Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.

(e) Mandatory Prepayment Upon an Acceleration. If the Second 2015 Term Loan Advance is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Second 2015 Term Loan Advance, (ii) the Second 2015 Term Loan Prepayment Premium, if any, and (iii) all other sums, if any, that shall have become due and payable with respect to the Second 2015 Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.”

3	The Loan Agreement shall be amended by inserting the following new text, appearing in Section 2.5(a) thereof:

“ (iii) Second 2015 Term Loan Advance. Subject to Section 2.5(b), the principal amount outstanding for the Second 2015 Term Loan Advance shall accrue interest at a floating per annum rate equal to one and one-quarter of one percent (1.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.5(e) below.

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.6 thereof:

“ (d) Prepayment Premium. The Prepayment Premium, when due hereunder; and

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(e) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(f) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.6 pursuant to the terms of Section 2.7(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.6.”

and inserting in lieu thereof the following:

“ (d) Prepayment Premium. The Prepayment Premium, when due hereunder, provided that such Prepayment Premium shall be waived to the extent that Borrower uses the proceeds of the Second 2015 Term Loan Advance to pay in full all obligations and liabilities of Borrower to Bank in connection with the Term Loan Advance;

(e) Second 2015 Term Loan Prepayment Premium. The Second 2015 Term Loan Prepayment Premium, when due hereunder; and

(f) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(g) Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.6 pursuant to the terms of Section 2.7(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.6.”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.2 thereof

“ (a) timely receipt of (i) with respect to requests for Advances, an executed Transaction Report and (ii) with respect to the request for the Term Loan Advance, an executed Payment/Advance Form;”

and inserting in lieu thereof the following:

“ (a) timely receipt of (i) with respect to requests for Advances, an executed Transaction Report and (ii) with respect to the request for the Term Loan Advance and the request for the Second 2015 Term Loan Advance, an executed Payment/Advance Form;”

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6	The Loan Agreement shall be amended by inserting the following new text, appearing a the end of Section 3.4 thereof:

“ (c) Second 2015 Term Loan. Subject to the prior satisfaction of all other applicable conditions to the making of the Second 2015 Term Loan Advance set forth in this Agreement, to obtain the Second 2015 Term Loan Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Eastern time on the Funding Date of the Second 2015 Term Loan Advance. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information as Bank may request in its sole discretion. Bank shall credit proceeds of the Second 2015 Term Loan Advance to the Designated Deposit Account.”

7	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“ (a) a Transaction Report (and any schedules related thereto) (i) with each request for an Advance, (ii) no later than Friday of every other week when a Streamline Period is not in effect and there are outstanding Obligations in connection with Advances, (iii) within thirty (30) days after the end of each month when a Streamline Period is not in effect and there are no outstanding Obligations in connection with Advances and (iv) within thirty (30) days after the end of each month when a Streamline Period is in effect;”

and inserting in lieu thereof the following:

“ (a) a Transaction Report (and any schedules related thereto) (i) with each request for an Advance and (ii) at all times when there are outstanding Obligations in connection with Advances, (A) no later than Friday of every other week when a Streamline Period is not in effect, and (B) within thirty (30) days after the end of each month when a Streamline Period is in effect;”

8	The Loan Agreement shall be amended by deleting the following text, appearing in Section 8.1 thereof:

“Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Term Loan Maturity Date).”

and inserting in lieu thereof the following:

“Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business

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Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, the Term Loan Maturity Date or the Second 2015 Term Loan Maturity Date).”

9	The Loan Agreement shall be amended by deleting the following text, appearing in Section 12.1 thereof:

“So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date and the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank.”

and inserting in lieu thereof the following:

“So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated by Borrower prior to the Revolving Line Maturity Date, the Term Loan Maturity Date and the Second 2015 Term Loan Maturity Date, effective three (3) Business Days after written notice of termination is given to Bank.”

10	The Loan Agreement shall be amended by inserting the following new definition, appearing alphabetically in Section 13.1 thereof:

“ “First LMA Effective Date” is January 28, 2016.”

“ “Second 2015 Term Loan Advance” is defined in Section 2.3.1 of this Agreement.”

“ “Second 2015 Term Loan Amortization Date” is the Payment Date of the thirteenth (13th) month following the month in which the Funding Date of the Second 2015 Term Loan Advance occurs,”

“ “Second 2015 Term Loan Maturity Date” is the Payment Date of the month that is thirty-five (35) months after the Second 2015 Term Loan Amortization Date.”

“ “Second 2015 Term Loan Prepayment Premium” shall be an additional fee, payable to Bank, with respect to the Second 2015 Term Loan Advance, in an amount equal to:

(a)	for a prepayment made on or prior to the first anniversary of the Second 2015 Term Loan Amortization Date, one percent (1.0%) of the principal amount of the Second 2015 Term Loan Advance prepaid; or

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(b)	for a prepayment made after the first anniversary of the Second 2015 Term Loan Amortization Date but on or prior to the second anniversary of the Second 2015 Term Loan Amortization Date, one-half of one percent (0.50%) of the principal amount of the Second 2015 Term Loan Advance prepaid; or

(c)	for a prepayment made after the second anniversary of the Second 2015 Term Loan Amortization Date, zero percent (0.0%) of the principal amount of the Second 2015 Term Loan Advance prepaid.”

11	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“ “Credit Extension” is any Advance, the Term Loan Advance, any Overadvance, or any other extension of credit by Bank for Borrower’s benefit.”

“ “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, the Termination Fee, the Prepayment Premium, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Letters of Credit (including reimbursement obligations for drawn and undrawn Letters of Credit), cash management services, and FX Contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“ “Payment Date” is (a) with respect to the Term Loan Advance, the first (1st) Business Day of each month and (b) with respect to Advances, the last calendar day of each month.”

“ “Permitted Subsidiary Accounts” are (a) an account with Barclays Bank as evidenced by account number # maintained by Appian UK, (b) an account with ANZ as evidenced by account number # maintained by Appian Software Australia Pty Limited, Borrower’s wholly- owned Subsidiary organized under the laws of Australia, (c) an account with KBC France as evidenced by account number # maintained by Appian France SARL, Borrower’s wholly-owned Subsidiary organized under the laws of France, (d) an account with UBS as evidenced by account number # maintained by Appian Software Switzerland LLC, Borrower’s wholly-owned Subsidiary organized under the laws of Switzerland and (e) an account with KBC Germany as evidenced by account number # maintained by Appian Software Germany GmbH, Borrower’s wholly-owned Subsidiary organized under the laws of Germany.”

“ “Revolving Line Maturity Date” is June 10, 2016.”

and inserting in lieu thereof the following:

“ “Credit Extension” is any Advance, the Term Loan Advance, the Second 2015 Term Loan Advance, any Overadvance, or any other extension of credit by Bank for Borrower’s benefit.”

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“ “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, the Termination Fee, the Prepayment Premium, the Second 2015 Term Loan Prepayment Premium and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Letters of Credit (including reimbursement obligations for drawn and undrawn Letters of Credit), cash management services, and FX Contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“ “Payment Date” is (a) with respect to the Term Loan Advance and the Second 2015 Term Loan Advance, the first (1st) Business Day of each month and (b) with respect to Advances, the last calendar day of each month.”

“ “Permitted Subsidiary Accounts” are (a) an account with Barclays Bank as evidenced by account number # maintained by Appian UK, (b) an account with ANZ as evidenced by account number # maintained by Appian Software Australia Pty Limited, Borrower’s wholly- owned Subsidiary organized under the laws of Australia, (c) an account with KBC France as evidenced by account number # maintained by Appian France SARL, Borrower’s wholly-owned Subsidiary organized under the laws of France, (d) an account with UBS as evidenced by account number # maintained by Appian Software Switzerland LLC, Borrower’s wholly-owned Subsidiary organized under the laws of Switzerland, (e) an account with KBC Germany as evidenced by account number # maintained by Appian Software Germany GmbH, Borrower’s wholly-owned Subsidiary organized under the laws of Germany and (f) accounts with Intesa Sanpaolo as evidenced by account numbers # and # maintained by Appian Software Italy S.R.L., Borrower’s wholly-owned Subsidiary organized under the laws of Italy.”

“ “Revolving Line Maturity Date” is June 29, 2017.”

12	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

13	The Payment/Advance Form appearing as Exhibit D to the Loan Agreement is hereby replaced with the Payment/Advance Form attached as Schedule 2 hereto.

4. FEES AND EXPENSES. Borrower shall pay to Bank (a) a term loan facility fee equal to Fifty Five Thousand Dollars ($55,000.00) and (b) a revolving line modification fee equal to Twenty Five Thousand Dollars ($25,000.00), which fees shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

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5. RATIFICATION OF IP SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement, and shall remain in full force and effect.

6. PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of January 28, 2016, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to Perfection Certificate shall mean and include the Perfection Certificate as described herein.

7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

APPIAN CORPORATION		SILICON VALLEY BANK

By:		By:

Name:	Matthew Calkins	Name:

Title:	Chief Executive Officer	Title:

The undersigned, APPIAN EUROPE LIMITED, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Charge over Account dated as of March 13, 2015 (the “Charge over Account”) and acknowledges, confirms and agrees that the Charge over Account shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

APPIAN EUROPE LIMITED

By:

Name:	Matthew Calkins

Title:	Director

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:	BANK:

APPIAN CORPORATION	SILICON VALLEY BANK

By:	By:

Name:	Name:	Alicia Fuller

Title:	Title:	Director

The undersigned, APPIAN EUROPE LIMITED, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Charge over Account dated as of March 13, 2015 (the “Charge over Account”) and acknowledges, confirms and agrees that the Charge over Account shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

APPIAN EUROPE LIMITED

By:

Name:

Title:

SCHEDULE 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	APPIAN CORPORATION

The undersigned authorized officer of APPIAN CORPORATION (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that such documents are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Financial Statements with Compliance Certificate	Monthly within 30 days after the end of the month	Yes No

Annual financial statement (CPA Audited)	FYE within 180 days	Yes No

10-Q, 10-K and 8-K (if Borrower is subject to Exchange Act reporting requirements)	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings (prepared both on a consolidated basis and with respect to Borrower alone)	Monthly within 20 days after the end of the month	Yes No

Deferred Revenue Report (prepared both on a consolidated basis and with respect to Borrower alone)	Monthly within 20 days after the end of the month unless there were no Obligations outstanding during the period commencing on the first day of such month through and including the 20th day after the last day of such month	Yes No

Transaction Reports

With each Advance at all times

At times when Obligations with respect to Advances are outstanding: within 30 days after the end of the month when a Streamline Period is in effect; and on Friday of every other week when a Streamline Period is not in effect

Yes No N/A

Annual Financial Projections	Earlier of (a) within 10 days of approval by board of directors and (b) January 31	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Liquidity Ratio (tested monthly)	≥1.25:1.0	:1.0	Yes No

Streamline Period	Required	Actual	Complies

Maintain:
Liquidity (tested monthly)	≥1.50 : 1.0	: 1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

APPIAN CORPORATION	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:

I.	Liquidity Ratio (Section 6.9)

Required:         ≥1.25:1.0

Actual:

A.     Amount of unrestricted and unencumbered cash held by (i) Borrower in Deposit Accounts with Bank and (ii) Appian UK in the UK Collateral Accounts, provided that Bank has a first priority, perfected security interest in such accounts and all such cash maintained therein under all applicable laws

$
B Availability Amount	$

C. Liquidity (line A plus line B)	$

D. Amount of all Obligations (excluding Obligations solely in connection with Advances)	$
E. Liquidity Coverage (line C divided by line D)

Is line E equal to or greater than 1.25:1:00?

No, not in compliance	Yes, in compliance

SCHEDULE 2

EXHIBIT D

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON EASTERN TIME

Fax To:	Date:

LOAN PAYMENT:
APPIAN CORPORATION

From Account #	To Account #
(Deposit Account #)	(Loan Account #)
Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of Second 2015 Term Loan Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Eastern Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift. Sort. Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone#:	Telephone#:

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 25, 2017, by and between SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and APPIAN CORPORATION, a Delaware corporation, with its principal place of business at 11955 Democracy Drive, Suite 1700, Reston, Virginia 20190 (“Borrower”).

1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of March 13, 2015, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of March 13, 2015, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of January 28, 2016 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.    DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by, among other property, (a) the Collateral as defined in the Loan Agreement and (b) the Intellectual Property Collateral as defined in a certain Amended and Restated Intellectual Property Security Agreement dated as of April 25, 2017 between Bank and Borrower (as amended, the “IP Security Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.    DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	Notwithstanding any terms in the Loan Agreement to the contrary, Borrower shall not be required to pay the Second 2015 Term Loan Prepayment Premium pursuant to Section 2.3.1(d) of the Loan Agreement in connection with the refinancing of the Second 2015 Term Loan Advance pursuant to the new Section 2.3.2 of the Loan Agreement set forth below.

2	The Loan Agreement shall be amended by inserting the following new Section 2.3.2, appearing immediately after Section 2.3.1 thereof:

“    2.3.2 2017 Term Loan.

(a)    Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, on the Second LMA Effective Date, Bank shall make a one-time term loan advance available to Borrower in the amount of Twenty Million Dollars ($20,000,000.00) (such advance is referred to herein as the “2017 Term Loan Advance”). Borrower shall be required to use the proceeds of the 2017 Term Loan Advance to pay in full all obligations and liabilities of Borrower to Bank in connection with the Second 2015 Term Loan Advance, and Borrower hereby authorizes Bank to apply proceeds of the 2017 Term Loan Advance (internally, without actually providing such funds to Borrower) to such obligations and liabilities in connection therewith as part of the funding process. After repayment, the 2017 Term Loan Advance (or any portion thereof) may not be reborrowed.

(b)    Interest Payments. Commencing on the first Payment Date of the month following the month in which the Funding Date of the 2017 Term Loan Advance occurs and continuing on each Payment Date thereafter, Borrower shall make monthly payments of interest, in arrears, on the principal amount of the 2017 Term Loan Advance at the rate set forth in Section 2.5(a)(iv).

(c)    Repayment. Commencing on the 2017 Term Loan Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay the 2017 Term Loan Advance in (i) thirty-six (36) equal monthly installments of principal, plus (ii) monthly payments of accrued interest on the unpaid principal amount of the 2017 Term Loan Advance at the rate set forth in Section 2.5(a). All outstanding principal and accrued and unpaid interest under the 2017 Term Loan Advance, and all other outstanding Obligations with respect to the 2017 Term Loan Advance, are due and payable in full on the 2017 Term Loan Maturity Date.

(d)    Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the 2017 Term Loan Advance, provided Borrower (i) delivers written notice to Bank of its election to prepay the 2017 Term Loan Advance at least ten (10) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) the outstanding principal plus accrued and unpaid interest with respect to the 2017 Term Loan Advance, (B) the 2017 Term Loan Prepayment Premium, if any, and (C) all other sums, if any, that shall have become due and payable with respect to the 2017 Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.

(e)    Mandatory Prepayment Upon an Acceleration. If the 2017 Term Loan Advance is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the 2017 Term Loan Advance, (ii) the 2017 Term Loan Prepayment Premium, if any, and (iii) all other sums, if any, that shall have become due and payable with respect to the 2017 Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.”

3	The Loan Agreement shall be amended by inserting the following new text, appearing in Section 2.5(a) thereof:

“    (iv) 2017 Term Loan Advance. Subject to Section 2.5(b), the principal amount outstanding for the 2017 Term Loan Advance shall accrue interest at a floating per annum rate equal to one and one-quarter of one percent (1.25%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.5(e) below.”

4	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.5(d) thereof:

“In the event the aggregate amount of interest earned by Bank in connection with the Revolving Line in any calendar quarter (such period, the “Minimum Interest Period,” which period shall begin on the Effective Date and continue with each quarter thereafter until the earlier of the Revolving Line Maturity Date or the date this Agreement is terminated) is less than Four Thousand Dollars ($4,000.00) (exclusive of any fees and charges hereunder) (“Minimum Interest”), Borrower shall pay to Bank, upon demand by Bank, an amount equal to the (i) Minimum Interest minus (ii) the aggregate amount of all interest earned by Bank (exclusive of any fees and charges hereunder) in such Minimum Interest Period.”

and inserting in lieu thereof the following:

“In the event the aggregate amount of interest earned by Bank in connection with the Revolving Line in any calendar quarter (such period, the “Minimum Interest Period,” which period shall begin on the Effective Date and continue with each quarter thereafter until the earlier of the Revolving Line Maturity Date or the date this Agreement is terminated) is less than Two Thousand Dollars ($2,000.00) (exclusive of any fees and charges hereunder) (“Minimum Interest”), Borrower shall pay to Bank, upon demand by Bank, an amount equal to the (i) Minimum Interest minus (ii) the aggregate amount of all interest earned by Bank (exclusive of any fees and charges hereunder) in such Minimum Interest Period.”

5	The Loan Agreement shall be amended by deleting the following text, appearing in Section 2.6 thereof:

“    (e)    Second 2015 Term Loan Prepayment Premium. The Second 2015 Term Loan Prepayment Premium, when due hereunder; and

(f)    Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(g)    Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.6 pursuant to the terms of Section 2.7(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.6.”

and inserting in lieu thereof the following:

“    (e)    Second 2015 Term Loan Prepayment Premium. The Second 2015 Term Loan Prepayment Premium, when due hereunder, provided that such Second 2015 Term Loan Prepayment Premium shall be waived to the extent that Borrower uses the proceeds of the 2017 Term Loan Advance to pay in full all obligations and liabilities of Borrower to Bank in connection with the Second 2015 Term Loan Advance;

(f)    2017 Term Loan Prepayment Premium. The 2017 Term Loan Prepayment Premium, when due hereunder; and

(g)    Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(h)    Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.6 pursuant to the terms of Section 2.7(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.6.”

6	The Loan Agreement shall be amended by deleting the following text, appearing in Section 3.2 thereof

“    (a)    timely receipt of (i) with respect to requests for Advances, an executed Transaction Report and (ii) with respect to the request for the Term Loan Advance and the request for the Second 2015 Term Loan Advance, an executed Payment/Advance Form;”

and inserting in lieu thereof the following:

“    (a)    timely receipt of (i) with respect to requests for Advances, an executed Transaction Report and (ii) with respect to the request for the Term Loan Advance, the request for the Second 2015 Term Loan Advance and the request for the 2017 Term Loan Advance, an executed Payment/Advance Form;”

7	The Loan Agreement shall be amended by inserting the following new text, appearing a the end of Section 3.4 thereof:

“    (d)    2017 Term Loan. Subject to the prior satisfaction of all other applicable conditions to the making of the 2017 Term Loan Advance set forth in this Agreement, to obtain the 2017 Term Loan Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail by 12:00 noon Eastern time on the Funding Date of the 2017 Term Loan Advance. In connection with such notification, Borrower must promptly deliver to Bank by electronic mail a completed Payment/Advance Form executed by an Authorized Signer together with such other reports and information as Bank may request in its sole discretion. Bank shall credit proceeds of the 2017 Term Loan Advance to the Designated Deposit Account.”

8	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.2 thereof:

“    (k) other financial information reasonably requested by Bank.”

and inserting in lieu thereof the following:

“    (k)    as soon as available, but no later than thirty (30) days after the last day of each month, a detailed recurring revenue report in form and substance satisfactory to Bank in its sole discretion;

(l)    at least annually, contemporaneously with completion and with any updates thereto, a copy of Borrower’s 409A valuation report; and

(m)    other financial information reasonably requested by Bank.”

9	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.6 thereof:

“The foregoing inspections and audits shall be conducted at Borrower’s expense and no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The charge therefor shall be Eight Hundred Fifty Dollars ($850.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.”

and inserting in lieu thereof the following:

“Such inspections or audits shall be conducted as frequently as Bank determines in its sole discretion that conditions warrant. The foregoing inspections and audits shall be conducted at Borrower’s expense, and the charge therefor shall be Eight Hundred Fifty Dollars ($850.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses.”

10	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.8 thereof:

“    (a)    Maintain its and all of its Subsidiaries’ depository and operating accounts and securities accounts with Bank and Bank’s affiliates; provided however Borrower’s Subsidiaries may maintain the Permitted Subsidiary Accounts.”

and inserting in lieu thereof the following:

“    (a)    Maintain its and all of its Subsidiaries’ depository and operating accounts and securities accounts with Bank and Bank’s affiliates; provided however (i) Appian UK may maintain the Permitted Barclays Account containing an aggregate amount of funds not to exceed Five Million Five Hundred Thousand Dollars ($5,500,000.00) at any time, (ii) Borrower’s Subsidiaries may maintain the Permitted Subsidiary Accounts, provided that (1) the amount maintained in any particular Permitted Subsidiary Account may not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) at any time and (2) the aggregate amount maintained in all Permitted Subsidiary Accounts (for all such accounts together) may not exceed One Million Dollars ($1,000,000.00) at any time and (iii) until the date that is ninety (90) days from the Second LMA Effective Date, Appian Software Switzerland LLC, Borrower’s wholly-owned Subsidiary organized under the laws of Switzerland, may maintain its existing account with Santander that is disclosed on the Perfection Certificate.”

11	The Loan Agreement shall be amended by deleting the following text, appearing in Section 6.9 thereof:

“Maintain at all times, subject to periodic reporting, to be tested as of the last day of each month, a Liquidity Ratio of at least 1.25:1.0.”

and inserting in lieu thereof the following:

“Maintain at all times, subject to periodic reporting, to be tested as of the last day of each month, a Liquidity Ratio of greater than 1.15:1.0.”

12	The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.2 thereof:

“or (c) (i) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after such Key Person’s departure from Borrower; or (ii) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty percent (40.0%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction).”

and inserting in lieu thereof the following:

“(c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) days after such Key Person’s departure from Borrower; or (d) permit of suffer any Change in Control.”

13	The Loan Agreement shall be amended by deleting the following text, appearing in Section 7.7 thereof:

“(a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock;”

and inserting in lieu thereof the following:

“(a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, except that Borrower may make a one-time dividend to its shareholders in an aggregate amount of up to Eight Million Dollars ($8,000,000.00), provided that (i) such dividend is made solely using proceeds of Borrower’s IPO, (ii) such dividend is paid within five (5) days of Borrower’s IPO, (iii) Borrower has provided evidence to Bank, satisfactory to Bank in its sole discretion, that, on a pro forma basis (after giving effect to such dividend) Borrower is projected to be in compliance with each of the financial covenants in Section 6.9 immediately following the payment of such dividend, (iv) Borrower pays in full all Obligations with respect to the 2017 Term Loan Advance and the Subordinated Term Loan Advances (as defined in the Subordinated Loan Agreement) within ten (10) days of the payment of such dividend and (v) no Event of Default has occurred;”

14	The Loan Agreement shall be amended by deleting the following text, appearing in Section 8.1 thereof:

“Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, the Term Loan Maturity Date or the Second 2015 Term Loan Maturity Date).”

and inserting in lieu thereof the following:

“Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date, the Term Loan Maturity Date, the Second 2015 Term Loan Maturity Date or the 2017 Term Loan Maturity Date).”

15	The Loan Agreement shall be amended by deleting “.” where it appears at the end of Section 8.9 thereof and inserting in lieu thereof “; or”, and then inserting the following new Section 8.10, appearing immediately after Section 8.9 thereof:

“    8.10 Subordinated Loan Agreement. The occurrence of an Event of Default (as defined in the Subordinated Loan Agreement) under the Subordinated Loan Agreement, other than an Event of Default (as defined in the Subordinated Loan Agreement) pursuant to Section 8.2 of the Subordinated Loan Agreement solely as a result of Borrower’s failure to comply with Section 6.6 of the Subordinated Loan Agreement.”

16	The Loan Agreement shall be amended by deleting the following text, appearing in Section 10 thereof:

“If to Bank:                                 Silicon Valley Bank

                                                     275 Grove Street, Suite 2-200

                                                     Newton, Massachusetts 02466

                                                     Attn: Ms. Alicia Fuller

                                                     Fax: (617) 527-0177

                                                     Email: AFuller@svb.com”

and inserting in lieu thereof the following:

“If to Bank:                                 Silicon Valley Bank

                                                     1000 Wilson Blvd

                                                     Suite 2110

                                                     Arlington, Virginia 22209

                                                     Attn: Mr. Will Deevy

                                                     Fax: (617) 969-5965

                                                     Email: WDeevy@svb.com”

17	The Loan Agreement shall be amended by deleting the following text, appearing in Section 12.1 thereof:

“So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated by Borrower prior to the Revolving Line Maturity Date, the Term Loan Maturity Date and the Second 2015 Term Loan Maturity Date, effective three (3) Business Days after written notice of termination is given to Bank.”

and inserting in lieu thereof the following:

“So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated by Borrower prior to the Revolving Line Maturity Date, the Term Loan Maturity Date, the Second 2015 Term Loan Maturity Date and the 2017 Term Loan Maturity Date, effective three (3) Business Days after written notice of termination is given to Bank.”

18	The Loan Agreement shall be amended by deleting the following text, appearing in the definition of “Eligible Accounts” in Section 13.1 thereof:

“    (e)    Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada unless such Accounts are otherwise Eligible Accounts and are supported by a letter of credit in form and substance satisfactory to Bank or otherwise approved by Bank in writing;”

and inserting in lieu thereof the following:

“    (e)    Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada unless such Accounts are otherwise approved by Bank in writing;”

19	The Loan Agreement shall be amended by deleting “.” where it appears at the end of the definition of “Permitted Investments” in Section 13.1 thereof and inserting in lieu thereof “; and”, and then inserting the following new text, appearing at the end of such definition:

“    (c)    Investments by Borrower in Subsidiaries for the ordinary and necessary current operating expenses of such Subsidiaries not to exceed Five Million Dollars ($5,000,000.00) in the aggregate in any fiscal year.”

20	The Loan Agreement shall be amended by inserting the following new definitions, appearing alphabetically in Section 13.1 thereof:

“    “2017 Term Loan Advance” is defined in Section 2.3.2 of this Agreement.”

“    “2017 Term Loan Amortization Date” is the Payment Date of the thirteenth (13th) month following the month in which the Funding Date of the 2017 Term Loan Advance occurs.”

“    “2017 Term Loan Maturity Date” is the Payment Date of the month that is thirty-five (35) months after the 2017 Term Loan Amortization Date.”

“    “2017 Term Loan Prepayment Premium” shall be an additional fee, payable to Bank, with respect to the 2017 Term Loan Advance, in an amount equal to:

(a)	for a prepayment made on or prior to the first anniversary of the Funding Date of the 2017 Term Loan Advance, two percent (2.0%) of the principal amount of the 2017 Term Loan Advance prepaid; or

(b)	for a prepayment made after the first anniversary of the Funding Date of the 2017 Term Loan Advance but on or prior to the second anniversary of the Funding Date of the 2017 Term Loan Advance, one percent (1.0%) of the principal amount of the 2017 Term Loan Advance prepaid; or

(c)	for a prepayment made after the second anniversary of the Funding Date of the 2017 Term Loan Advance, zero percent (0.0%) of the principal amount of the 2017 Term Loan Advance prepaid.

Notwithstanding the foregoing, Bank agrees to waive the 2017 Term Loan Prepayment Premium if Bank agrees to refinance and re-document the 2017 Term Loan Advance under another division of Bank (in its sole and exclusive discretion) prior to the 2017 Term Loan Maturity Date.”

“    “Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty percent (40.0%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding capital stock of each Subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement).”

“    “IPO” is the initial, underwritten offering and sale of Borrower’s securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended.”

“    “Permitted Barclays Account” is the account with Barclays Bank as evidenced by account number # maintained by Appian UK.”

“    “Second LMA Effective Date” is April 25, 2017.”

“    “Subordinated Loan Agreement” is that certain Subordinated Loan and Security Agreement dated as of the Second LMA Effective Date between Borrower and Bank, as may be amended, modified, supplemented and/or restated from time to time.”

21	The Loan Agreement shall be amended by deleting the following definitions, appearing in Section 13.1 thereof:

“    “Credit Extension” is any Advance, the Term Loan Advance, the Second 2015 Term Loan Advance, any Overadvance, or any other extension of credit by Bank for Borrower’s benefit.”

“    “IP Agreement” is that certain Intellectual Property Security Agreement dated as of the Effective Date between Borrower and Bank, as amended, modified, supplemented and/or restated from time to time.”

“    “Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted and unencumbered cash held at such time by (i) Borrower in Deposit Accounts with Bank and (ii) Appian UK in the UK Collateral Accounts, provided that Bank has a first priority, perfected security interest in such accounts and all such cash maintained therein under all applicable laws, and (b) the Availability Amount.”

“    “Liquidity Ratio” means a ratio of (a) Liquidity to (b) the aggregate amount of all Obligations (excluding Obligations solely in connection with Advances).”

“    “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the UK Charge Over Account, the Perfection Certificate, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.”

“    “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, the Termination Fee, the Prepayment Premium, the Second 2015 Term Loan Prepayment Premium and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Letters of Credit (including reimbursement obligations for drawn and undrawn Letters of Credit), cash management services, and FX Contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“    “Payment Date” is (a) with respect to the Term Loan Advance and the Second 2015 Term Loan Advance, the first (1st) Business Day of each month and (b) with respect to Advances, the last calendar day of each month.”

“    “Permitted Subsidiary Accounts” are (a) an account with Barclays Bank as evidenced by account number # maintained by Appian UK, (b) an account with ANZ as evidenced by account number # maintained by Appian Software Australia Pty Limited, Borrower’s wholly-owned Subsidiary organized under the laws of Australia, (c) an account with KBC France as evidenced by account number # maintained by Appian France SARL, Borrower’s wholly-owned Subsidiary organized under the laws of France, (d) an account with UBS as evidenced by account number # maintained by Appian Software Switzerland LLC, Borrower’s wholly-owned Subsidiary organized under the laws of Switzerland, (e) an account with KBC Germany as evidenced by account number # maintained by Appian Software Germany GmbH, Borrower’s wholly-owned Subsidiary organized under the laws of Germany and (f) accounts with Intesa Sanpaolo as evidenced by account numbers # and # maintained by Appian Software Italy S.R.L., Borrower’s wholly-owned Subsidiary organized under the laws of Italy.”

“    “Prime Rate” is, with respect to any day, the “Prime Rate” as quoted in the Wall Street Journal print edition on such day (or, if such day is not a day on which the Wall Street Journal is published, the immediately preceding day on which the Wall Street Journal was published).”

“    “Revolving Line” is an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000.00) outstanding at any time.”

“    “Revolving Line Maturity Date” is June 29, 2017.”

and inserting in lieu thereof the following:

“    “Credit Extension” is any Advance, the Term Loan Advance, the Second 2015 Term Loan Advance, the 2017 Term Loan Advance, any Overadvance, or any other extension of credit by Bank for Borrower’s benefit.”

“    “IP Agreement” is that certain Amended and Restated Intellectual Property Security Agreement dated as of the Second LMA Effective Date between Borrower and Bank, as amended, modified, supplemented and/or restated from time to time.”

“    “Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted and unencumbered cash held at such time by (i) Borrower in Deposit Accounts with Bank and (ii) Appian UK in the UK Collateral Accounts, provided that Bank has a first priority, perfected security interest in such accounts and all such cash maintained therein under all applicable laws, (b) the Availability Amount, and (c) the amount Borrower has available to borrow under Section 2.2 of the Subordinated Loan Agreement at any given time (taking into account all terms and conditions in the Subordinated Loan Agreement, including, without limitation, the conditions for the Draw Period (as defined in the Subordinated Loan Agreement) to be in effect and the aggregate original principal amount of Subordinated Term Loan Advances (as defined in the Subordinated Loan Agreement) previously made by Bank).”

“    “Liquidity Ratio” means a ratio of (a) Liquidity to (b) the aggregate amount of all Obligations (excluding Obligations solely in connection with Subordinated Term Loan Advances (as defined in the Subordinated Loan Agreement)).”

“    “Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Subordinated Loan Agreement, the UK Charge Over Account, the Perfection Certificate, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.”

“    “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Anniversary Fee, the Termination Fee, the Prepayment Premium, the Second 2015 Term Loan Prepayment Premium, the 2017 Term Loan Prepayment Premium and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Letters of Credit (including reimbursement obligations for drawn and undrawn Letters of Credit), cash management services, and FX Contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.”

“    “Payment Date” is (a) with respect to the Term Loan Advance, the Second 2015 Term Loan Advance and the 2017 Term Loan Advance, the first (1st) Business Day of each month and (b) with respect to Advances, the last calendar day of each month.”

“    “Permitted Subsidiary Accounts” are (a) an account with ANZ as evidenced by account number # maintained by Appian Software Australia Pty Limited, Borrower’s wholly-owned Subsidiary organized under the laws of Australia, (b) an account with KBC France as evidenced by account number # maintained by Appian France SARL, Borrower’s wholly-owned Subsidiary organized under the laws of France, (c) an account with UBS as evidenced by account number # maintained by Appian Software Switzerland LLC, Borrower’s wholly-owned Subsidiary organized under the laws of Switzerland, (d) an account with KBC Germany as evidenced by account number # maintained by Appian Software Germany GmbH, Borrower’s wholly-owned Subsidiary organized under the laws of

Germany and (e) accounts with Intesa Sanpaolo as evidenced by account numbers # and # maintained by Appian Software Italy S.R.L., Borrower’s wholly-owned Subsidiary organized under the laws of Italy.”

“    “Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

“    “Revolving Line” is an aggregate principal amount not to exceed Five Million Dollars ($5,000,000.00) outstanding at any time.”

“    “Revolving Line Maturity Date” is two (2) years from the Second LMA Effective Date.”

22	The Compliance Certificate appearing as Exhibit B to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Schedule 1 hereto.

23	The Payment/Advance Form appearing as Exhibit D to the Loan Agreement is hereby replaced with the Payment/Advance Form attached as Schedule 2 hereto.

4.    FEES AND EXPENSES. Borrower shall pay to Bank (a) a term loan facility fee equal to Fifty Thousand Dollars ($50,000.00) and (b) a revolving line modification fee equal to Twelve Thousand Five Hundred Dollars ($12,500.00), which fees shall be due on the date hereof and shall be deemed fully earned as of the date hereof. In addition, Borrower shall pay to Bank a revolving line anniversary fee equal to Twelve Thousand Five Hundred Dollars ($12,500.00), which fee shall be deemed fully earned on the date of this Loan Modification Agreement and shall be due and payable on the earliest to occur of (i) the date that one (1) year from the date of this Loan Modification Agreement, (ii) the occurrence of an Event of Default, or (iii) the termination of the Loan Agreement. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.    RATIFICATION OF IP SECURITY AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement, and shall remain in full force and effect.

6.    PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Borrower dated as of April 25, 2017, and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to Perfection Certificate shall mean and include the Perfection Certificate as described herein.

7.    CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.    RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.    NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.    CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.    COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

APPIAN CORPORATION		SILICON VALLEY BANK

By:	/s/ Matthew Calkins	By:	/s/ Will Deevy

Name:	Matthew Calkins	Name:	Will Deevy

Title:	President and Chief Executive Officer	Title:	Vice President

The undersigned, APPIAN EUROPE LIMITED, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Charge over Account dated as of March 13, 2015, as amended by a certain Deed of Confirmation of Charge Over Account (as amended, the “Charge over Account”) and acknowledges, confirms and agrees that the Charge over Account shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

APPIAN EUROPE LIMITED

By:	/s/ Mark Lynch

Name:	Mark Lynch

Title:	CFO

SCHEDULE 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	APPIAN CORPORATION

The undersigned authorized officer of APPIAN CORPORATION (“Borrower”) certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Senior Loan Agreement”) and the Subordinated Loan and Security Agreement between Borrower and Bank (the “Subordinated Loan Agreement”) (the Senior Loan Agreement and the Subordinated Loan Agreement are, collectively, the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Senior Loan Agreement or Section 5.8 of the Subordinated Loan Agreement, and (5) no Liens have been levied or claims made against Borrower, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that such documents are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Financial Statements with Compliance Certificate	Monthly within 30 days after the end of the month	Yes No

Annual financial statement (CPA Audited)	FYE within 180 days	Yes No

10-Q, 10-K and 8-K (if Borrower is subject to Exchange Act reporting requirements)	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings (prepared both on a consolidated basis and with respect to Borrower alone)	Monthly within 20 days after the end of the month	Yes No

Deferred Revenue Report (prepared both on a consolidated basis and with respect to Borrower alone)	Monthly within 20 days after the end of the month unless there were no Obligations outstanding during the period commencing on the first day of such month through and including the 20th day after the last day of such month	Yes No

Transaction Reports

With each Advance at all times

At times when Obligations with respect to Advances are outstanding: within 30 days after the end of the month when a Streamline Period is in effect; and on Friday of every other week when a Streamline Period is not in effect

Yes No N/A

Annual Financial Projections	Earlier of (a) within 10 days of approval by board of directors and (b) January 31	Yes No

Recurring Revenue Reports	Monthly within 30 days after the end of the month	Yes No

409A Valuation Report	Annually or as updated	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Senior Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Liquidity Ratio (tested monthly)	>1.15:1.0	_____:1.0	Yes No

Subordinated Financial Covenant	Required	Actual	Complies

Maintain as indicated:
Recurring Revenue (trailing twelve month) (tested quarterly)	$________*	$________	Yes No

Streamline Period	Required	Actual	Complies
Maintain:
Liquidity Ratio (tested monthly)	>1.50 : 1.0	____ : 1.0	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————

APPIAN CORPORATION	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

Dated:    ____________________

Senior Financial Covenant

I.    Liquidity Ratio (Section 6.9 of the Agreement)

Required:        >1.15:1.0

Actual:

A.     Amount of unrestricted and unencumbered cash held by (i) Borrower in Deposit Accounts with Bank and (ii) Appian UK in the UK Collateral Accounts, provided that Bank has a first priority, perfected security interest in such accounts and all such cash maintained therein under all applicable laws

$
B Availability Amount	$
C. Liquidity (line A plus line B)	$

D. Amount of all Obligations (excluding Obligations solely in connection with Subordinated Term Loan Advances (as defined in the Subordinated Loan Agreement))	$
E. Liquidity Coverage (line C divided by line D)

Is line E equal to or greater than 1.25:1:00?

No, not in compliance	Yes, in compliance

Subordinated Financial Covenant

I.    Recurring Revenue (trailing 12-month) (tested quarterly) (Section 6.6 of the Subordinated Loan Agreement)

Required: Have revenue recognized as recurring from software and maintenance according to GAAP of the following amounts for the following periods:

Twelve-month period ending December 31, 2016	$66,000,000.00
Twelve-month period ending March 31, 2017	$68,000,000.00
Twelve-month period ending June 30, 2017	$69,000,000.00
Twelve-month period ending September 30, 2017	$72,000,000.00
Twelve-month period ending December 31, 2017	$79,000,000.00
Twelve-month period ending March 31, 2018	$88,000,000.00
Twelve-month period ending June 30, 2018	$97,000,000.00
Twelve-month period ending September 30, 2018	$108,000,000.00
Twelve-month period ending December 31, 2018	$120,000,000.00

With respect to any period commencing on or after January 1, 2019, Bank will set the revenue covenant levels for any such period in its sole discretion based upon, among other factors, budgets, sales projections, operating plans and other financial information with respect to Borrower that Bank deems relevant, including, without limitation, Borrower’s annual financial projections approved by Borrower’s board of directors. With respect thereto, Borrower’s failure to agree in writing (which agreement shall be set forth in a written amendment to this Agreement) on or before March 31, 2019 to any covenant levels proposed by Bank as contemplated above shall result in an immediate Event of Default for which there shall be no grace or cure period.

Actual:	$

Is the actual amount equal to or greater than the required amount set forth above?

No, not in compliance	Yes, in compliance

SCHEDULE 2

EXHIBIT D

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON EASTERN TIME

Fax To:	Date:

LOAN PAYMENT:
APPIAN CORPORATION

From Account #	To Account #
(Deposit Account #)	(Loan Account #)
Principal $	and/or Interest $

Authorized Signature:	Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)	(Deposit Account #)

Amount of 2017 Term Loan Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:
Print Name/Title:

OUTGOING WIRE REQUEST:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, Eastern Time

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #: